Exhibit 99.2

PRO FORMA CONSOLIDATED FINANCIAL DATA

OF WORLD HEALTH ALTERNATIVES, INC. AND

CURLEY AND ASSOCIATES, LLC

The unaudited pro forma condensed combined financial data as of March 31, 2004, and for the three months ended March 31, 2004, and the twelve months ended December 31, 2003, give effect to World Health Alternatives, Inc.’s (“WHAI”) acquisition of certain assets of Curley and Associates, LLC (“CurleyMed”). The asset purchase shall be referred to as the “Acquisition”, and accounted for under the “purchase” accounting method. The unaudited pro forma condensed combined financial data is based upon the historical consolidated financial statements of WHAI and CurleyMed under the assumptions and adjustments set forth in the notes to such pro forma financial data.

The unaudited pro forma condensed combined balance sheet at March 31, 2004 assumes that the Acquisition was consummated on March 31, 2004. The unaudited pro forma condensed combined statement of operations for the three months ended March 31, 2004 assumes that the Acquisition was consummated on January 1, 2004. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2003 assumes that the Acquisition was consummated on January 1, 2003. Both WHAI and CurleyMed have a fiscal year of December 31.

For purposes of presenting the unaudited pro forma condensed combined balance sheet data, CurleyMed’s assets and liabilities have been recorded at their estimated fair market values and the excess purchase price has been assigned to goodwill. The fair value of CurleyMed’s assets and liabilities are based on preliminary estimates. Upon completion of a detailed review of assets and liabilities, including intangibles, certain adjustments may be required to finalize the purchase accounting adjustments.

The unaudited pro forma condensed combined financial statement data may not be indicative of the results that actually would have occurred if the Acquisition of CurleyMed had been consummated on the dates indicated or that may be obtained in the future. The unaudited pro forma condensed combined financial statement data should be read in conjunction with the historical consolidated financial statements of WHAI and CurleyMed.

WORLD HEALTH ALTERNATIVES, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED BALANCE SHEET DATA

MARCH 31, 2004

	HISTORICAL		PRO FORMA
	WHAI 3/31/04	CurleyMed 3/31/04	Adjustments		Combined 3/31/04
Cash	$48,284	$673,580	$(673,580	) (A)	$48,284
Receivables	565,884	654,589	(654,589	)(A)	759,816
Receivables—due from Seller	193,932	—	—		—
Notes receivable	—	10,975	(10,975	)(A)	—
Other current assets	105,574	—	—		105,574

	913,674	1,339,144	(1,339,144)		913,674
Net fixed assets	114,944	180,586	(130,586	)(A)	164,944

Other assets	—	23,172	(14,394	)(A)	8,778

Investments	—	134,608	(134,608	)(A)	—

Intangible assets	3,212,029	—	2,502,895	(E)	5,714,924

Goodwill	744,147	—	567,414	(E)	1,311,561

	$4,984,794	$1,677,510	$1,451,577		$8,113,881

Payables	$85,158	$2,051	$(2,051	)(A)	$85,158
Accrued liabilities	215,804	8,713	(8,713	)(A)	215,804
Related party loan	25,000	11,885	(11,885	)(A)	25,000
Income taxes payable	13,484	—	—		13,484
Notes payable, current	367,995	—	1,253,396	(D)	1,621,391

	707,441	22,649	1,230,747		1,960,837
Long-term debt	682,005	—	271,604	(D)	953,609
Preferred stock, $.0001 par value, 100,000,000 shares authorized, none issued and outstanding

Common stock	2,574	—	66	(B)	2,640
Paid in capital	3,723,659	—	1,604,021	(B)	5,327,680
Members’ equity	—	1,654,861	(1,654,861	)(C)	—
(Deficit) retained earnings	(130,885)	—			(130,885)

	3,595,348	1,654,861	(50,774)		5,199,435

	$4,984,794	$1,677,510	$1,451,577		$8,113,881

(A)	Remove assets and liabilities retained by Seller.
(B)	Represents issuance of 662,025 shares of World Health Alternatives, Inc.’s restricted common stock (value $1,604,087) to shareholders of CurleyMed.
(C)	Represents the elimination of CurleyMed’s historic equity account.
(D)	Represents cash due at closing ($200,000) payment of which was deferred until August 2004 with the remainder of the cash purchase price ($1,325,000) payable over the next two years.
(E)	Represents allocation of purchase price to covenant not to compete – selling shareholders ($694,808), consultant database ($1,113,280), customer base ($694,807) and with the remainder ($567,414) allocated to goodwill.

WORLD HEALTH ALTERNATIVES, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

YEAR ENDED DECEMBER 31, 2003

	HISTORICAL		PRO FORMA
	WHAI 12/31/03	CURLEY 12/31/03	Adjustments		Combined 12/31/03
Sales	$3,693,337	$5,849,249	$—		$9,542,586

Cost of sales	2,093,543	3,813,599	—		5,907,142

Gross profit	1,599,794	2,035,650	—		3,635,444

Selling, general & administrative	1,481,521	2,743,665	(481,461	)(A)(B)	3,743,725

Income (loss) from operations	118,273	(708,015)	481,461		(108,281)

Other income (expenses):

Interest expense	(152,050)	—	—		(152,050)
Interest income	683	512	—		1,195
Other income	—	15,486	—		15,486

	(151,367)	15,998	—		(135,369)

Income (loss) before income taxes	(33,094)	(692,017)	481,461		(243,650)

Income tax benefit	(1,516)	—	—		(1,516)

Net income (loss)	$(31,578)	$(692,017)	$481,461		$(242,134)

Net per common share, Basic and diluted	$0.00				$(0.01)

Weighted average shares outstanding	37,609,013		662,025	(C)	38,271,038

(A)	Represents amortization covenant not to compete –shareholders over five years ($138,962/year), amortization of consultant database over five years ($222,656/year) and amortization of customer base over five years ($138,961/year).
(B)	Represents elimination of bonuses paid owners ($982,040).
(C)	Reflects issuance of 662,025 shares of common stock issued to CurleyMed shareholders.

WORLD HEALTH ALTERNATIVES, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

THREE MONTHS ENDED MARCH 31, 2004

	HISTORICAL		PRO FORMA
	WHAI 3/31/04	CURLEY 3/31/04	Adjustments		Combined 3/31/04
Sales	$1,680,745	$1,349,803	$—		$3,030,548

Cost of sales	1,015,293	785,857	—		1,801,150

Gross profit	665,452	563,946	—		1,229,398

Selling, general & administrative	840,449	293,254	125,145	(A)	1,258,848

Income (loss) from operations	(174,997)	270,692	(125,145)		(29,450)

Other income (expenses):

Interest expense	(71,100)	(3,000)	3,000	(B)	(71,100)
Interest and other income	1,894	—	—		1,894

	(69,206)	(3,000)	3,000		(69,206)

Income (loss) before income taxes	(244,203)	267,692	(122,145)		(98,656)

Income tax provision	—	—	—		—

Net income (loss)	$(244,203)	$267,692	$(122,145)		$(98,656)

Net per common share, Basic and diluted	$(0.01)				$(0.00)

Weighted average shares outstanding	25,221,759		662,025	(C)	25,883,784

(A)	Represents amortization covenant not to compete –shareholders over five years ($34,741/quarter), amortization of consultant database over five years ($55,664/quarter) and amortization of customer base over five years ($34,740/quarter).
(B)	Represents elimination of interest expense which related to assets not being acquired.
(C)	Reflects issuance of 662,025 shares of common stock issued to CurleyMed shareholders.